Exhibit 23.3

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Pre-Effective Amendment No. 1 to Form S-3) and related Prospectus of Celerity Solutions, Inc. (formerly Capitol Multimedia, Inc.) for the registration of 254,930 shares of its common stock and to the incorporation by reference therein of our report dated May 22, 1997, with respect to the consolidated financial statements of Celerity Solutions, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP


Boston, Massachusetts
May  21, 1998